Exhibit 99.1

Quarterly Earnings Review

October 17, 2012

Table of Contents

Third Quarter 2012 Financial Highlights	2

Financial Summary/Key Metrics	3

Business Metrics	4

Fee and Other Revenue	6

Net Interest Revenue	8

Noninterest Expense	9

Operational Excellence Initiatives Update	10

Capital	11

Investment Securities Portfolio	12

Nonperforming Assets	13

Allowance for Credit Losses, Provision and Net Charge-offs	13

Review of Businesses
• Investment Management	14
• Investment Services	16
• Other	18

Supplemental Information – Explanation of Non-GAAP Financial Measures	19

Cautionary Statement	24

BNY Mellon 3Q12 Quarterly Earnings Review

THIRD QUARTER 2012 FINANCIAL HIGHLIGHTS

(comparisons are unannualized 3Q12 vs. 2Q12 unless otherwise stated)

•	Earnings

•	Earnings per common share was $0.61 in 3Q12 and benefited $0.04 from a lower than expected effective tax rate, compared with $0.39 in 2Q12, which included litigation charges of $0.18.

•	Net income applicable to common shareholders was $720 million, compared with $466 million, which included litigation charges of $212 million.

•	Total revenue of $3.7 billion, up 2%.

•	Fee and other revenue up 2%.

•

Investment services fees increased 1% primarily due to seasonally higher Depositary Receipts revenue, which was partially offset by lower Clearing Services revenue, a seasonal decrease in securities lending revenue and lower Corporate Trust fees.

•	Investment management fees increased 3% driven by higher market values and net new business.

•	Foreign exchange revenue decreased 23% as a result of lower volatility and volumes.

•	Investment and other income increased $76 million primarily as a result of seed capital gains and higher equity investment revenue.

•

Net interest revenue increased 2% reflecting the impact of higher net interest-earning assets driven by higher deposit levels, partially offset by the elimination of interest on European Central Bank deposits.

•	Provision for credit losses was a credit of $5 million primarily resulting from loan sales and repayments.

•

Noninterest expense decreased 11% on a GAAP basis, and was flat excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to the Shareowner Services business.

•	The effective tax rate was 23.1% in the third quarter of 2012, which primarily reflects the benefit from completing various tax audits.

•	Assets under custody/administration and Assets under management

•	AUC/A of a record $27.9 trillion, an increase of 3% reflecting higher market values and net new business.

•	New business wins of $522 billion.

•	AUM of a record $1.4 trillion, an increase of 5% driven by higher market values and net inflows.

•	Long-term inflows totaled $9 billion.

•	Short-term inflows totaled $9 billion.

•	Capital

•	Return on tangible common equity – Non-GAAP 22%. (a)

•	Repurchased 13.4 million common shares for $288 million.

•	Estimated Basel III Tier 1 common equity ratio – Non-GAAP 9.3%. (a)

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Unless otherwise noted, the results for all periods in 2011 include the impact of Shareowner Services. Sequential growth rates are unannualized.

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BNY Mellon 3Q12 Quarterly Earnings Review

FINANCIAL SUMMARY

							3Q12 vs.
	(dollars in millions, common shares in thousands)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
	Revenue:
	Fee and other revenue	$2,887	$2,765	$2,838	$2,826	$2,879	—%	2%
	Income (loss) from consolidated investment management funds	32	(5)	43	57	47
	Net interest revenue	775	780	765	734	749

	Total revenue – GAAP	3,694	3,540	3,646	3,617	3,675	(1)	2
Less:	Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	13	(28)	11	29	25
	Fee and other revenue related to Shareowner Services (a)	44	142	—	(3)	—
	Total revenue – Non-GAAP	3,637	3,426	3,635	3,591	3,650	—	2
	Provision for credit losses	(22)	23	5	(19)	(5)

	Expense:
	Noninterest expense – GAAP	2,771	2,828	2,756	3,047	2,705	(2)	(11)
Less:	Amortization of intangible assets	106	106	96	97	95
	M&I, litigation and restructuring charges	92	176	109	378	26
	Direct expense related to Shareowner Services	37	46	—	—	—

	Total noninterest expense – Non-GAAP	2,536	2,500	2,551	2,572	2,584	2%	—%

	Income:
	Income before income taxes	945	689	885	589	975
	Provision for income taxes	281	211	254	93	225

	Net income	$664	$478	$631	$496	$750
	Net (income) loss attributable to noncontrolling interests (b)	(13)	27	(12)	(30)	(25)

	Net income applicable to shareholders of The Bank of New York Mellon Corporation	651	505	619	466	725
	Preferred dividends	—	—	—	—	(5)

	Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$651	$505	$619	$466	$720

	Key Metrics:
	Pre-tax operating margin (c)	26%	19%	24%	16%	27%
	Non-GAAP adjusted (c)	31%	28%	30%	29%	29%

	Return on common equity (annualized) (c)	7.6%	5.9%	7.4%	5.5%	8.3%
	Non-GAAP (c)	9.0%	8.0%	8.9%	8.9%	9.2%

	Return on tangible common equity (annualized)
	Non-GAAP (c)	22.1%	17.7%	21.0%	15.7%	22.1%
	Non-GAAP adjusted (c)	23.8%	21.1%	23.0%	22.4%	22.5%

	Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	78%	78%	78%

	Percentage of non-U.S. total revenue (d)	39%	34%	37%	37%	37%

	Period end:
	Full-time employees	49,600	48,700	47,800	48,200	48,700
	Market capitalization	$22,543	$24,085	$28,780	$25,929	$26,434
	Common shares outstanding	1,212,632	1,209,675	1,192,716	1,181,298	1,168,607

(a)	Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.
(b)	Includes net income of $13 million in the third quarter of 2011, a net loss of $28 million in the fourth quarter of 2011, net income of $11 million in the first quarter of 2012, net income of $29 million in the second quarter of 2012 and income of $25 million in the third quarter of 2012, respectively, attributable to noncontrolling interests related to consolidated investment management funds.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.
(d)	Includes fee revenue, net interest revenue and income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests.

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BNY Mellon 3Q12 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						3Q12 vs.
	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Changes in market value of assets under management (in billions) (a):
Beginning balance	$1,274	$1,198	$1,260	$1,308	$1,299
Net inflows (outflows):
Long-term	4	16	7	26	9
Money market	(15)	7	(9)	(14)	9

Total net inflows (outflows)	(11)	23	(2)	12	18
Net market/currency impact	(65)	39	50	(21)	42

Ending balance	$1,198	$1,260	$1,308	$1,299	$1,359 (b)	13%	5%

Composition of assets under management at period end (a):
Equity securities	30%	31%	33%	32%	33%
Fixed income securities	35	35	35	37	37
Money market	27	26	24	23	23
Alternative investments and overlay	8	8	8	8	7

Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,958	$7,209	$7,430	$7,763	$8,122	17%	5%
Average deposits (in millions)	$10,392	$11,761	$11,491	$11,259	$11,372	9%	1%

(a)	Excludes securities lending cash management assets.
(b)	Preliminary.

Investment Services metrics						3Q12 vs.
	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Market value of assets under custody and administration at period-end (in trillions)	$25.9	$25.8	$26.6	$27.1	$27.9	8%	3%

Market value of securities on loan at period-end (in billions) (a)	$250	$269	$265	$275	$259	4%	(6)%

Average loans (in millions)	$22,879	$26,804	$25,902	$24,981	$24,361	6%	(2)%
Average deposits (in millions)	$181,848	$188,539	$175,055	$172,435	$188,036	3%	9%

Asset servicing:
New business wins (AUC) (in billions)	$96	$431	$453	$314	$522

Corporate Trust:
Total debt serviced (in trillions)	$11.9	$11.8	$11.9	$11.5	$11.6	(3)%	1%
Number of deals administered	134,843	133,850	133,319	133,301	131,754	(2)%	(1)%

Depositary Receipts:
Number of sponsored programs	1,384	1,389	1,391	1,393	1,393	1%	—%

Clearing services:
DARTS volume (in thousands)	207.7	178.7	196.6	189.8	172.7	(17)%	(9)%
Average active clearing accounts U.S. (in thousands)	5,503	5,429	5,413	5,427	5,452	(1)%	—%
Average long-term mutual fund assets (U.S. platform) (in millions)	$287,573	$287,562	$306,212	$306,973	$323,289	12%	5%
Average margin loans (in millions)	$7,351	$7,548	$7,900	$8,231	$7,922	8%	(4)%

Broker-Dealer:
Average collateral management balances (in billions)	$1,872	$1,866	$1,929	$1,997	$2,009	7%	1%

Treasury services:
Global payments transaction volume (in thousands)	11,088	10,856	10,838	11,117	11,289	2%	2%

(a)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 3Q12 Quarterly Earnings Review

Market indices						3Q12 vs.
	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
S&P 500 Index (a)	1131	1258	1408	1362	1441	27%	6%
S&P 500 Index – daily average	1227	1224	1347	1351	1400	14	4
FTSE 100 Index (a)	5128	5572	5768	5571	5742	12	3
FTSE 100 Index – daily average	5470	5424	5818	5555	5742	5	3
MSCI World Index (a)	1104	1183	1312	1236	1312	19	6
MSCI World Index – daily average	1217	1169	1268	1235	1273	5	3
Barclays Capital Aggregate BondSM Index (a)	346	347	351	353	368	6	4
NYSE and NASDAQ share volume (in billions)	250	206	186	192	173	(31)	(10)
JPMorgan G7 Volatility Index – daily average (b)	12.60	12.95	10.39	10.30	8.70	(31)	(16)

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 3Q12 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue (a)							3Q12 vs.
(dollars in millions)		3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Investment services fees:
Asset servicing (b)		$922	$885	$943	$950	$942	2%	(1)%
Issuer services		442	287	251	275	311	N/M	13
Memo: Issuer services excluding Shareowner Services		400	245	251	275	311	(22)	13
Clearing services		297	278	303	309	287	(3)	(7)
Treasury services		133	134	136	134	138	4	3

Total investment services fees		1,794	1,584	1,633	1,668	1,678	(6)	1
Investment management and performance fees		729	730	745	797	779	7	(2)
Foreign exchange and other trading revenue		200	228	191	180	182	(9)	1
Distribution and servicing		43	42	46	46	48	12	4
Financing-related fees		40	38	44	37	46	15	24
Investment and other income		83	146	139	48	124	N/M	N/M

Total fee revenue		2,889	2,768	2,798	2,776	2,857	(1)	3
Net securities gains (losses)		(2)	(3)	40	50	22	N/M	N/M

Total fee and other revenue – GAAP		2,887	2,765	2,838	2,826	2,879	—	2
Less:	Fee and other revenue related to Shareowner Services (c)	44	142	—	(3)	—

Total fee and other revenue excluding Shareowner Services – Non-GAAP		$2,843	$2,623	$2,838	$2,829	$2,879	1%	2%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)		78%	78%	78%	78%	78%

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for fee and other revenue excluding Shareowner Services – Non-GAAP.
(b)	Asset servicing fees include securities lending revenue of $41 million in the third quarter of 2011, $43 million in the fourth quarter of 2011, $49 million in the first quarter of 2012, $59 million in the second quarter of 2012, $49 million in the third quarter of 2012.
(c)	The Shareowner Services business was sold on Dec. 31, 2011. Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.

N/M – Not meaningful.

KEY POINTS

•

Asset servicing fees were $942 million, an increase of 2% year-over-year and a decrease of 1% sequentially. The year-over year increase primarily reflects net new business and higher market values and securities lending revenue. The sequential decrease was primarily driven by a seasonal decrease in securities lending revenue, partially offset by net new business and higher market values.

•

Issuer services fees excluding Shareowner Services were $311 million, a decrease of 22% year-over-year and an increase of 13% sequentially. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue driven by lower volumes, and lower Corporate Trust fees reflecting the continued net run-off of structured debt securitizations. The sequential increase resulted from seasonally higher Depositary Receipts revenue, partially offset by lower Corporate Trust fees.

•	Clearing services fees were $287 million, a decrease of 3% year-over-year and 7% sequentially. Both decreases were primarily driven by lower DARTS volume.

•

Investment management and performance fees were $779 million, an increase of 7% year-over-year and a decrease of 2% sequentially. Excluding performance fees, investment management fees increased 7% year-over-year and 3% sequentially. Both increases were driven by higher market values and net new business.

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BNY Mellon 3Q12 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Foreign exchange	$221	$183	$136	$157	$121
Fixed income	(21)	41	47	16	54
Credit derivatives (Used as economic hedges of loans)	1	(2)	(2)	1	(1)
Other	(1)	6	10	6	8

Total	$200	$228	$191	$180	$182

Foreign exchange and other trading revenue totaled $182 million compared with $200 million in the third quarter of 2011 and $180 million in the second quarter of 2012. In the third quarter of 2012, foreign exchange revenue totaled $121 million, a decrease of 45% year-over-year and 23% sequentially. Both decreases reflect lower volatility and volumes. Other trading revenue was $61 million in the third quarter of 2012 compared with a loss of $21 million in the third quarter of 2011 and revenue of $23 million in the second quarter of 2012. The increases compared with both prior periods reflect improved fixed income trading.

•	Investment and other income

(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Corporate/bank-owned life insurance	$40	$35	$34	$32	$41
Lease residual gains	14	20	34	3	—
Seed capital gains (losses)	(8)	3	24	—	28
Expense reimbursements from joint ventures	11	10	10	9	10
Equity investment revenue (loss)	12	8	6	(5)	16
Private equity gains (losses)	(7)	3	4	1	(1)
Asset-related gains (losses)	28	69	(2)	—	17
Other income (loss)	(7)	(2)	29	8	13

Total	$83	$146	$139	$48	$124

Investment and other income totaled $124 million compared with $83 million in the third quarter of 2011 and $48 million in the second quarter of 2012. The year-over-year increase primarily resulted from higher seed capital gains. Sequentially, the increase primarily resulted from seed capital gains, higher equity investment revenue and higher asset-related gains.

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BNY Mellon 3Q12 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						3Q12 vs.
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11		2Q12
Net interest revenue (non-FTE)	$775	$780	$765	$734	$749	(3)%		2%
Net interest revenue (FTE)	782	790	776	747	765	(2)		2
Net interest margin (FTE)	1.30%	1.27%	1.32%	1.25%	1.20%	(10	) bps	(5	) bps

Selected average balances:
Cash/interbank investments	$126,392	$121,017	$103,795	$101,871	$108,365	(14)%		6%
Trading account securities	2,509	2,490	2,519	3,033	4,431	77		46
Securities	70,863	79,981	86,808	91,859	100,004	41		9
Loans	40,489	44,236	43,209	42,992	42,428	5		(1)

Interest-earning assets	240,253	247,724	236,331	239,755	255,228	6		6
Interest-bearing deposits	125,795	130,343	125,438	130,482	138,260	10		6
Noninterest-bearing deposits	73,389	76,309	66,613	62,860	70,230	(4)		12

Selected average yields/rates:
Cash/interbank investments	0.66%	0.61%	0.64%	0.56%	0.51%
Trading account securities	2.62	2.94	2.78	2.57	2.40
Securities	2.87	2.60	2.44	2.25	2.06
Loans	1.96	1.87	1.95	1.98	1.96
Interest-earning assets	1.55	1.50	1.56	1.48	1.40
Interest-bearing deposits	0.21	0.18	0.14	0.13	0.10

Average cash/interbank investments as a percentage of average interest-earning assets	53%	49%	44%	42%	42%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	31%	31%	28%	26%	28%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $749 million in 3Q12, a decrease of $26 million compared with 3Q11 and an increase of $15 million sequentially. The year-over-year decrease in net interest revenue was primarily driven by lower accretion and the elimination of interest on European Central Bank deposits, partially offset by increased investment in high-quality investment securities. The increase compared with the second quarter of 2012 primarily reflects higher interest-earning assets driven by higher deposit levels, partially offset by the elimination of interest on European Central Bank deposits.

•

The net interest margin (FTE) was 1.20% in 3Q12 compared with 1.30% in 3Q11 and 1.25% in 2Q12. The decreases in net interest margin (FTE) compared with both prior periods primarily reflect lower reinvestment yields, the elimination of interest on European Central Bank deposits, lower accretion and growth in customer deposits.

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BNY Mellon 3Q12 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense (a)						3Q12 vs.
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Staff:
Compensation	$903	$885	$861	$866	$893	(1)%	3%
Incentives	328	281	352	311	306	(7)	(2)
Employee benefits	226	216	240	238	237	5	—

Total staff	1,457	1,382	1,453	1,415	1,436	(1)	1
Professional, legal and other purchased services	311	322	299	309	292	(6)	(6)
Software and equipment	193	213	205	209	208	8	—
Net occupancy	151	159	147	141	149	(1)	6
Distribution and servicing	100	96	101	103	109	9	6
Sub-custodian	80	62	70	70	65	(19)	(7)
Business development	57	75	56	71	60	5	(15)
Other	224	237	220	254	265	18	4
Amortization of intangible assets	106	106	96	97	95	(10)	(2)
M&I, litigation and restructuring charges	92	176	109	378	26	N/M	N/M

Total noninterest expense – GAAP	$2,771	$2,828	$2,756	$3,047	$2,705	(2)%	(11)%
Total staff expense as a percentage of total revenue	39%	39%	40%	39%	39%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expense related to Shareowner Services – Non-GAAP	$2,536	$2,500	$2,551	$2,572	$2,584	2%	—%

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for noninterest expense excluding the direct expense related to Shareowner Services – Non-GAAP.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense increased 2% excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to Shareowner Services (Non-GAAP) compared with the prior year period and was flat sequentially.

•	The year-over-year increase reflects the cost of generating certain tax credits in 3Q12 and the benefit of state investment tax credits recorded in 3Q11.

•	Sequentially, decreases in professional, legal and other purchased services and business development expenses were offset by the annual employee merit increase and support agreement charges.

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BNY Mellon 3Q12 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)					Annualized
	Program savings				targeted savings
(dollar amounts in millions)	1Q12	2Q12	3Q12	through 3Q12	by the end of 2012
Business operations	$45	$55	$63	$163	$ 225 - $ 240

Technology	16	21	21	58	$ 75 - $ 85

Corporate services	14	18	21	53	$ 60 - $ 65

Gross savings (a)	75	94	105	274	$ 360 - $ 390
Less: Incremental program costs (b)	5	23	23	51	$ 120 - $ 130

Net savings (c)	$70	$71	$82	$223	$ 240 - $ 260

(a)	Represents the estimated annual pre-tax run rate expense savings since program inception in 2011. Total Company actual operating expense may increase or decrease due to other factors.
(b)	Represents incremental program costs incurred to implement the operational excellence initiatives. These costs will fluctuate by quarter.
(c)	Net savings cannot be annualized due to the variability of program costs.

Accomplishments

Through Sept. 30, 2012, we accomplished the following operational excellence initiatives:

Business Operations

•	Consolidated Treasury Services functions (e.g., check processing and lockbox operations) in our Pittsburgh Service Center.

•	Continued global footprint positions migration. Lowered operating costs as we began to ramp up the Eastern European Global Delivery Center.

•	Reengineered Dreyfus and Global Fund Accounting operations to reduce headcount.

•	Realized synergies in custody operations and clearing related to the Global Investment Servicing (“GIS”) acquisition.

•	Completed client conversions related to our BHF Asset Servicing GmbH acquisition.

Technology

•	Migrated GIS systems to BNY Mellon platforms – over 95% of the production applications have been successfully migrated as of Sept. 30, 2012.

•	Insourced software engineers to Global Delivery Centers.

•	Standardized infrastructure through server elimination and software rationalization.

Corporate Services

•	Consolidated offices in Los Angeles, New York and EMEA region.

•	Benefited from the enhanced global procurement program.

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BNY Mellon 3Q12 Quarterly Earnings Review

CAPITAL

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$651	$505	$619	$466	$720
Add: Amortization of intangible assets, net of tax	67	66	61	61	60

Gross Basel I Tier 1 common equity generated	718	571	680	527	780

Less capital deployed:
Common stock dividends	160	159	158	156	155
Common stock repurchased	462	69	371	286	288
Goodwill and intangible assets related to acquisitions/dispositions	16	(241)	—	—	—

Total capital deployed	638	(13)	529	442	443
Add: Other	(43)	(114)	146	(53)	181

Net Basel I Tier 1 common equity generated	$37	$470	$297	$32	$518

We generated $780 million of gross Basel I Tier 1 common equity in the third quarter of 2012.

The following table presents our capital ratios.

Capital ratios	Sept. 30, 2011	June 30, 2012	Sept. 30, 2012 (a)
Estimated Basel III Tier 1 common equity ratio (b)(c)	N/A	8.7%	9.3%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	12.5%	13.2	13.2
Basel I Tier 1 capital ratio	14.0	14.7	15.3
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.1	16.4	16.8
Basel I leverage capital ratio	5.1	5.5	5.6
BNY Mellon shareholders’ equity to total assets ratio (c)	10.5	10.5	10.7
BNY Mellon common shareholders’ equity to total assets ratio (c)	10.5	10.3	10.3
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	5.9	6.1	6.3

(a)	Preliminary.
(b)	The estimated Basel III Tier 1 common equity ratios at June 30, 2012 and Sept. 30, 2012 was based on the Notices of Proposed Rulemaking (“NPRs”) and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio of 6.5% at Sept. 30, 2011 was based on prior Basel III guidance and the proposed market risk rule.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for a calculation of these ratios.

Our estimated Basel III Tier 1 common equity ratio – Non-GAAP was 9.3% at Sept. 30, 2012 compared with 8.7% at June 30, 2012. The increase was primarily due to earnings retention and an increase in the value of the investment portfolio, partially offset by higher risk-weighted assets.

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BNY Mellon 3Q12 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2012, the fair value of our investment securities portfolio totaled $103.6 billion. The unrealized pre-tax net gain on our total securities portfolio was $2.5 billion at Sept. 30, 2012 compared with $1.4 billion at June 30, 2012. During the third quarter of 2012, we received $215 million of paydowns and sold approximately $46 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
			3Q12			Fair value
	June 30,		change in	Sept. 30, 2012		as a % of		Ratings
	2012		unrealized	Amortized	Fair	amortized	Unrealized	AAA/	A+/	BBB+/	BB+ and	Not
(dollars in millions)	Fair value		gain/(loss)	cost	value	cost(a)	gain/(loss)	AA-	A—	BBB-	lower	rated
Agency RMBS	$39,441		$321	$40,298	$41,462	103%	$1,164	100%	—%	—%	—%	—%
U.S. Treasury securities	15,073		36	20,024	20,356	102	332	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	8,935		16	9,529	9,698	102	169	100	—	—	—	—
Non-agency RMBS (c)	3,037		285	2,623	3,200	74	577	1	—	2	97	—
Non-agency RMBS	1,692		119	1,813	1,724	88	(89)	13	16	10	61	—
European floating rate notes (d)	3,896		96	4,419	4,231	95	(188)	75	20	2	3	—
Commercial MBS	3,012		44	2,780	2,931	105	151	81	17	2	—	—
State and political subdivisions	5,684		55	6,111	6,210	102	99	84	14	1	—	1
Foreign covered bonds (e)	3,928		58	3,760	3,876	103	116	100	—	—	—	—
Corporate bonds	1,785		20	1,786	1,863	104	77	25	65	9	1	—
CLO	1,013		8	1,111	1,107	100	(4)	100	—	—	—	—
U.S. Government agency debt	1,097		—	1,055	1,086	103	31	100	—	—	—	—
Consumer ABS	1,060		1	1,745	1,755	101	10	88	12	—	—	—
Other (f)	3,339		(11)	4,092	4,135	101	43	42	54	—	1	3

Total investment securities	$92,992	(g)	$1,048	$101,146	$103,634 (g)	101%	$2,488	89%	6%	1%	4%	—%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, France, Germany and Netherlands.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Germany, Canada and UK.
(f)	Includes commercial paper of $2.0 billion and $2.2 billion, fair value, and money market funds of $918 million and $1.6 billion, fair value, at June 30, 2012 and Sept. 30, 2012, respectively.
(g)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $417 million at June 30, 2012 and $407 million at Sept. 30, 2012.

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BNY Mellon 3Q12 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2011	2012	2012
Nonperforming loans:
Other residential mortgages	$228	$177	$166
Wealth management	32	35	33
Commercial	21	31	29
Commercial real estate	28	30	29
Foreign	13	9	9
Financial institutions	12	3	3

Total nonperforming loans	334	285	269
Other assets owned	10	9	5

Total nonperforming assets (a)	$344	$294	$274

Nonperforming assets ratio	0.76%	0.65%	0.60%
Allowance for loan losses/nonperforming loans	117.4	127.0	126.0
Total allowance for credit losses/nonperforming loans	149.1	163.9	169.5

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $265 million at Sept. 30, 2011, $155 million at June 30, 2012 and $153 million at Sept. 30, 2012. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming other residential mortgage loans decreased $62 million from Sept. 30, 2011 to $166 million at Sept. 30, 2012. The decrease primarily resulted from paydowns, sales, returns to accrual status and charge-offs.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(dollars in millions)	3Q11	2Q12	3Q12
Allowance for credit losses – beginning of period	$535	$494	$467
Provision for credit losses	(22)	(19)	(5)
Net (charge-offs) recoveries:
Other residential mortgages	(14)	(5)	(1)
Financial institutions	—	(4)	(4)
Commercial	(1)	1	(1)

Net (charge-offs) recoveries	(15)	(8)	(6)

Allowance for credit losses – end of period	$498	$467	$456

Allowance for loan losses	$392	$362	$339
Allowance for lending-related commitments	106	105	117

The provision for credit losses was a credit of $5 million in 3Q12 primarily resulting from loan sales and repayments. The provision for credit losses was a credit of $22 million in 3Q11 and a credit of $19 million in 2Q12.

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BNY Mellon 3Q12 Quarterly Earnings Review

REVIEW OF BUSINESSES

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

						3Q12 vs.
(dollars in millions, unless otherwise noted)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Revenue:
Investment management fees:
Mutual funds	$263	$237	$260	$270	$283	8%	5%
Institutional clients	311	299	322	321	334	7	4
Wealth management	157	154	157	158	158	1	—

Investment management fees	731	690	739	749	775	6	3
Performance fees	11	47	16	54	10	(9)	(81)
Distribution and servicing	41	41	45	45	47	15	4
Other (a)	(26)	(11)	52	13	40	N/M	N/M

Total fee and other revenue (a)	757	767	852	861	872	15	1
Net interest revenue	51	55	55	52	52	2	—

Total revenue	808	822	907	913	924	14	1
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense (ex. amortization of intangible assets)	622	632	619	642	644	4	—

Income before taxes (ex. amortization of intangible assets)	186	190	288	271	280	51	3
Amortization of intangible assets	53	53	48	48	48	(9)	—

Income before taxes	$133	$137	$240	$223	$232	74%	4%

Pre-tax operating margin	16%	17%	26%	24%	25%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	26%	26%	36%	34%	34%

Metrics:
Changes in market value of assets under management (in billions) (c):
Beginning balance	$1,274	$1,198	$1,260	$1,308	$1,299
Net inflows (outflows):
Long-term	4	16	7	26	9
Money market	(15)	7	(9)	(14)	9

Total net inflows (outflows)	(11)	23	(2)	12	18
Net market/currency impact	(65)	39	50	(21)	42

Ending balance	$1,198	$1,260	$1,308	$1,299	$1,359 (d)	13%	5%

Composition of assets under management at period end (c):
Equity securities	30%	31%	33%	32%	33%
Fixed income securities	35	35	35	37	37
Money market	27	26	24	23	23
Alternative investments and overlay	8	8	8	8	7

Total	100%	100%	100%	100%	100%

Wealth management:
Average loans	$6,958	$7,209	$7,430	$7,763	$8,122	17%	5%
Average deposits	$10,392	$11,761	$11,491	$11,259	$11,372	9%	1%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $99 million, $95 million, $100 million, $102 million and $107 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 3Q12 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•	Assets under management were a record of $1.4 trillion at Sept. 30, 2012, an increase of 13% year-over-year and 5% sequentially. Both increases resulted from higher market values and net inflows.

•	Net long-term inflows were $9 billion and short-term inflows were $9 billion in 3Q12. Long-term inflows benefited from fixed income and active equities.

•	Year-over-year, positive operating leverage of 1,000 basis points, or 500 basis points excluding the net impact of seed capital gains.

•

Total revenue was $924 million, an increase of 14% year-over-year and 1% sequentially. Both increases were driven by higher seed capital gains, higher market values and net new business. The sequential increase was partially offset by lower performance fees.

•	Investment management fees were $775 million, an increase of 6% year-over-year and 3% sequentially. Both increases were driven by higher market values and net new business.

•	Other revenue was $40 million in 3Q12 compared with a loss of $26 million in 3Q11 and revenue of $13 million in 2Q12. Both increases primarily reflect higher seed capital gains.

•	Net interest revenue increased 2% year-over-year was unchanged sequentially. The year-over-year increase primarily resulted from higher average loans and deposits partially offset by tighter spreads.

•	Average loans increased 17% year-over-year and 5% sequentially; average deposits increased 9% year-over-year and 1% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 4% year-over-year and was unchanged sequentially. The year-over-year increase primarily resulted from higher distribution and servicing expense and the annual employee merit increase effective in the third quarter of 2012.

•	44% non-U.S. revenue in 3Q12 vs. 42% in 3Q11.

•	3Q12 actions:

•

Announced that the High Yield bond team of Standish Mellon Asset Management Company LLC will become part of Alcentra NY, LLC, effective Jan. 1, 2013, creating a leading investment manager of credit strategies.

•	Acquired the remaining 50% interest in the West LB Mellon Asset Management joint venture, strengthening our presence in Germany.

•	BNY Mellon Emerging Market Debt Fund awarded Emerging Market Debt Fund of the year at Investment Europe – Fund Manager of the Year Awards 2012-13 (10/11/12)

•	Insight awarded Fixed Income firm of the Year and LDI firm of the year at Financial News Awards for Excellence in Institutional Asset Management (10/10/12)

•	ARX awarded Active Equity Manager of the Year for third year running by Exame, Brazilian business periodical (published 09/30/12)

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BNY Mellon 3Q12 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						3Q12 vs.
(dollars in millions, unless otherwise noted)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Revenue:
Investment services fees:
Asset servicing	$894	$858	$915	$920	$912	2%	(1)%
Issuer services	401	245	251	275	310	(23)	13
Clearing services	297	278	303	309	287	(3)	(7)
Treasury services	132	133	136	132	135	2	2

Total investment services fees	1,724	1,514	1,605	1,636	1,644	(5)	—
Foreign exchange and other trading revenue	236	196	176	179	158	(33)	(12)
Other (a)	68	71	71	66	77	13	17

Total fee and other revenue (a)	2,028	1,781	1,852	1,881	1,879	(7)	—
Net interest revenue	661	634	642	607	608	(8)	—

Total revenue	2,689	2,415	2,494	2,488	2,487	(8)	—
Provision for credit losses	—	—	16	(14)	(4)	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,849	1,706	1,779	2,097	1,735	(6)	(17)

Income before taxes (ex. amortization of intangible assets)	840	709	699	405	756	(10)	87
Amortization of intangible assets	49	50	48	49	47	(4)	(4)

Income before taxes	$791	$659	$651	$356	$709	(10)%	99%

Pre-tax operating margin	29%	27%	26%	14%	29%
Pre-tax operating margin (ex. amortization of intangible assets)	31%	29%	28%	16%	30%

Investment services fees as a percentage of noninterest expense (b)	98%	90%	94%	94%	96%

Securities lending revenue	$32	$35	$39	$48	$37	16%	(23)%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$25.9	$25.8	$26.6	$27.1	$27.9	8%	3%

Market value of securities on loan at period-end (in billions) (c)	$250	$269	$265	$275	$259	4%	(6)%

Average loans	$22,879	$26,804	$25,902	$24,981	$24,361	6%	(2)%
Average deposits	$181,848	$188,539	$175,055	$172,435	$188,036	3%	9%

Asset servicing:
New business wins (AUC) (in billions)	$96	$431	$453	$314	$522

Corporate Trust:
Total debt serviced (in trillions)	$11.9	$11.8	$11.9	$11.5	$11.6	(3)%	1%
Number of deals administered	134,843	133,850	133,319	133,301	131,754	(2)%	(1)%

Depositary Receipts:
Number of sponsored programs	1,384	1,389	1,391	1,393	1,393	1%	—%

Clearing services:
DARTS volume (in thousands)	207.7	178.7	196.6	189.8	172.7	(17)%	(9)%
Average active clearing accounts U.S. (in thousands)	5,503	5,429	5,413	5,427	5,452	(1)%	—%
Average long-term mutual fund assets (U.S. platform)	$287,573	$287,562	$306,212	$306,973	$323,289	12%	5%
Average margin loans	$7,351	$7,548	$7,900	$8,231	$7,922	8%	(4)%

Broker-Dealer:
Average collateral management balances (in billions)	$1,872	$1,866	$1,929	$1,997	$2,009	7%	1%

Treasury services:
Global payments transaction volume (in thousands)	11,088	10,856	10,838	11,117	11,289	2%	2%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 3Q12 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.6 billion, a decrease of 5% year-over-year and unchanged sequentially.

•

Asset servicing fees (global custody, broker-dealer services and alternative investment services) were $912 million in 3Q12 compared with $894 million in 3Q11 and $920 million in 2Q12. The year-over-year increase primarily reflects net new business and higher market values and securities lending revenue. The sequential decrease was primarily driven by a seasonal decrease in securities lending revenue, partially offset by net new business and higher market values.

•	New business wins (AUC) of $522 billion in 3Q12.

•

Issuer services fees (Corporate Trust and Depositary Receipts) were $310 million in 3Q12 compared with $401 million in 3Q11 and $275 million in 2Q12. The year-over-year decrease primarily resulted from lower Depositary Receipts revenue driven by lower volumes, and lower Corporate Trust fees reflecting the continued net run-off of structured debt securitizations. The increase sequentially resulted from seasonally higher Depositary Receipts revenue, partially offset by lower Corporate Trust fees.

•	Clearing services fees (Pershing) were $287 million in 3Q12 compared with $297 million in 3Q11 and $309 million in 2Q12. Both decreases were primarily driven by lower DARTS volume.

•	Foreign exchange and other trading revenue was $158 million in 3Q12 compared with $236 million in 3Q11 and $179 million in 2Q12. Both decreases reflect lower volatility and volumes.

•

Net interest revenue was $608 million in 3Q12 compared with $661 million in 3Q11 and $607 million in 2Q12. The year-over-year decrease reflects lower yields, partially offset by higher average deposits.

•	The provision for credit losses was a credit of $4 million in 3Q12 primarily resulting from loan sales.

•

Noninterest expense (excluding amortization of intangible assets) was $1.7 billion in 3Q12 compared with $1.8 billion in 3Q11 and $2.1 billion in 2Q12. Both decreases primarily reflect lower litigation expense and continued expense control.

•	37% non-U.S. revenue in 3Q12 vs. 40% in 3Q11.

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BNY Mellon 3Q12 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items. Results in 2011 include the Shareowner Services business.

(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Revenue:
Fee and other revenue	$121	$240	$166	$112	$150
Net interest revenue	63	91	68	75	89

Total revenue	184	331	234	187	239
Provision for credit losses	(22)	23	(11)	(5)	(1)
Noninterest expense (ex. amortization of intangible assets, M&I and restructuring charges)	182	245	253	189	218

Income (loss) before taxes (ex. amortization of intangible assets, M&I and restructuring charges)	24	63	(8)	3	22
Amortization of intangible assets	4	3	—	—	—
M&I and restructuring charges	12	139	9	22	13

Income (loss) before taxes	$8	$(79)	$(17)	$(19)	$9

Average loans and leases	$10,652	$10,223	$9,877	$10,248	$9,945

KEY POINTS

•

Total fee and other revenue increased $29 million compared with 3Q11 and $38 million compared with 2Q12. The year-over year increase reflects improved fixed income trading and higher net securities gains, partially offset by the impact of the sale of the Shareowner Service business in 4Q11. The sequential increase was driven by higher equity investment revenue, improved fixed income trading and higher asset-related gains, partially offset by lower net securities gains.

•

Noninterest expense (excluding amortization of intangible assets and M&I and restructuring charges) increased $36 million compared with 3Q11 and $29 million compared with 2Q12. The increase compared with 3Q11 resulted from the cost of generating certain tax credits in 3Q12 and the benefit of state investment tax credits recorded in 3Q11 and higher equipment and software expense, partially offset by the impact of the sale of the Shareowner Services business. The increase compared with 2Q12 primarily reflects higher staff expense.

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BNY Mellon 3Q12 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock, as well as the trust preferred securities which will be phased out of Basel I Tier 1 regulatory capital beginning in 2013. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. The presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies. Additionally, BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and other revenue related to the Shareowner Services business, which was sold on Dec. 31, 2011; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and direct expenses related to the Shareowner Services business. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon also presents revenue and noninterest expense results relating to the Shareowner Services business so that an investor may compare those results with other periods, which do not include the Shareowner Services business.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

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BNY Mellon 3Q12 Quarterly Earnings Review

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Income before income taxes – GAAP	$945	$689	$885	$589	$975
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	13	(28)	11	29	25
Add: Amortization of intangible assets	106	106	96	97	95
M&I, litigation and restructuring charges	92	176	109	378	26

Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP	$1,130	$999	$1,079	$1,035	$1,071

Fee and other revenue – GAAP	$2,887	$2,765	$2,838	$2,826	$2,879
Income (loss) from consolidated investment management funds – GAAP	32	(5)	43	57	47
Net interest revenue – GAAP	775	780	765	734	749

Total revenue – GAAP	3,694	3,540	3,646	3,617	3,675
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	13	(28)	11	29	25

Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,681	$3,568	$3,635	$3,588	$3,650

Pre-tax operating margin (a)	26%	19%	24%	16%	27%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP (a)	31%	28%	30%	29%	29%

(a)	Income before taxes divided by total revenue.

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BNY Mellon 3Q12 Quarterly Earnings Review

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$651	$505	$619	$466	$720
Add: Amortization of intangible assets, net of tax	67	66	61	61	60

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	718	571	680	527	780
Add: M&I, litigation and restructuring charges	55	110	65	225	18

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$773	$681	$745	$752	$798

Average common shareholders’ equity	$34,008	$33,761	$33,718	$34,123	$34,522
Less: Average goodwill	18,156	18,044	17,962	17,941	17,918
Average intangible assets	5,453	5,333	5,121	5,024	4,926
Add: Deferred tax liability – tax deductible goodwill	915	967	972	982	1,057
Deferred tax liability – non-tax deductible intangible assets	1,604	1,459	1,428	1,400	1,339

Average tangible common shareholders’ equity – Non-GAAP	$12,918	$12,810	$13,035	$13,540	$14,074

Return on common equity– GAAP (a)	7.6%	5.9%	7.4%	5.5%	8.3%
Return on common equity excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	9.0%	8.0%	8.9%	8.9%	9.2%

Return on tangible common equity – Non-GAAP (a)	22.1%	17.7%	21.0%	15.7%	22.1%
Return on tangible common equity excluding M&I, litigation and restructuring charges – Non-GAAP (a)	23.8%	21.1%	23.0%	22.4%	22.5%

(a)	Annualized.

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BNY Mellon 3Q12 Quarterly Earnings Review

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2011	June 30, 2012	Sept. 30, 2012
BNY Mellon shareholders’ equity at period end – GAAP	$33,695	$34,533	$36,218
Less: Preferred stock	—	500	1,036

BNY Mellon common shareholders’ equity at period-end – GAAP	33,695	34,033	35,182
Less: Goodwill	18,045	17,909	17,984
Intangible assets	5,380	4,962	4,882
Add: Deferred tax liability – tax deductible goodwill	915	982	1,057
Deferred tax liability – non-tax deductible intangible assets	1,604	1,400	1,339

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$12,789	$13,544	$14,712

Total assets at period end – GAAP	$322,187	$330,283	$339,944
Less: Assets of consolidated investment management funds	12,063	10,955	11,369

Subtotal assets of operations – Non-GAAP	310,124	319,328	328,575
Less: Goodwill	18,045	17,909	17,984
Intangible assets	5,380	4,962	4,882
Cash on deposit with the Federal Reserve and other central banks (a)	68,293	72,838	73,037

Tangible total assets of operations at period end – Non-GAAP	$218,406	$223,619	$232,672

BNY Mellon shareholders’ equity to total assets – GAAP	10.5%	10.5%	10.7%
BNY Mellon common shareholders’ equity to total assets – GAAP	10.5%	10.3%	10.3%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	5.9%	6.1%	6.3%

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Income (loss) from consolidated investment management funds	$32	$(5)	$43	$57	$47
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	13	(28)	11	29	25

Income from consolidated investment management funds, net of noncontrolling interests	$19	$23	$32	$28	$22

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12
Investment management and performance fees	$27	$20	$22	$20	$20
Other (Investment income)	(8)	3	10	8	2

Income from consolidated investment management funds, net of noncontrolling interests	$19	$23	$32	$28	$22

The following table presents investment management fees net of performance fees.

Investment management and performance fees						3Q12 vs.
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Investment management and performance fees	$729	$730	$745	$797	$779	7%	(2)%
Less: Performance fees	11	47	16	54	10	N/M	N/M
Investment management fees	$718	$683	$729	$743	$769	7%	3%

N/M – Not meaningful.

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BNY Mellon 3Q12 Quarterly Earnings Review

The following tables present fee and other revenue and noninterest expense excluding Shareowner Services.

Fee and other revenue excluding Shareowner Services						3Q12 vs.
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Investment services fees:
Asset servicing	$922	$885	$943	$950	$942	2%	(1)%
Issuer services	400	245	251	275	311	(22)	13
Clearing services	297	278	303	309	287	(3)	(7)
Treasury services	133	134	136	134	138	4	3

Total investment services fees	1,752	1,542	1,633	1,668	1,678	(4)	1
Investment management and performance fees	729	730	745	797	779	7	(2)
Foreign exchange and other trading revenue	200	227	191	180	182	(9)	1
Distribution and servicing	43	42	46	46	48	12	4
Financing-related fees	38	37	44	37	46	21	24
Investment and other income	83	48	139	51	124	N/M	N/M

Total fee revenue	2,845	2,626	2,798	2,779	2,857	—	3
Net securities gains (losses)	(2)	(3)	40	50	22	N/M	N/M

Total fee and other revenue	$2,843	$2,623	$2,838	$2,829	$2,879	1%	2%

Noninterest expense excluding Shareowner Services						3Q12 vs.
(dollars in millions)	3Q11	4Q11	1Q12	2Q12	3Q12	3Q11	2Q12
Staff:
Compensation	$889	$871	$861	$866	$893	—%	3%
Incentives	327	278	352	311	306	(6)	(2)
Employee benefits	222	213	240	238	237	7	—

Total staff	1,438	1,362	1,453	1,415	1,436	—	1
Professional, legal and other purchased services	300	310	299	309	292	(3)	(6)
Software and equipment	189	208	205	209	208	10	—
Net occupancy	149	156	147	141	149	—	6
Distribution and servicing	100	96	101	103	109	9	6
Sub-custodian	80	62	70	70	65	(19)	(7)
Business development	57	74	56	71	60	5	(15)
Other	223	232	220	254	265	19	4
Amortization of intangible assets	103	103	96	97	95	(8)	(2)
M&I, litigation and restructuring charges	92	176	109	378	26	N/M	N/M

Total noninterest expense	$2,731	$2,779	$2,756	$3,047	$2,705	(1)%	(11)%

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2011	2012	2012 (a)
Total Tier 1 capital – Basel I	$14,920	$15,722	$16,785
Less: Trust preferred securities	1,660	1,164	1,173
Preferred stock	—	500	1,036

Total Tier 1 common equity	13,260	$14,058	$14,576

Total risk-weighted assets – Basel I	$106,256	$106,764	$110,005

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	12.5%	13.2%	13.2%

(a) Preliminary.

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BNY Mellon 3Q12 Quarterly Earnings Review

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased-in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2011	2012	2012 (b)
Total Tier 1 capital – Basel I	$14,920	$15,722	$16,785
Less: Trust preferred securities	1,660	1,164	1,173
Preferred stock	—	500	1,036
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	470	513	(136)
Adjustments related to equity method investments (c)	590	558	571
Deferred tax assets	—	46	46
Net pensions fund assets (c)	493	43	43
Other	26	2	3

Total estimated Basel III Tier 1 common equity	$11,681	$12,896	$14,049

Total risk-weighted assets – Basel I	$106,256	$106,764	$110,005
Add: Adjustments (d)	74,224	41,493	41,678

Total estimated Basel III risk-weighted assets (e)	$180,840	$148,257	$151,683

Estimated Basel III Tier 1 common equity ratio – Non-GAAP	6.5%	8.7%	9.3%

(a)	The estimated Basel III Tier 1 common equity ratios at June 30, 2012 and Sept. 30, 2012 were based on the NPRs and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio at Sept. 30, 2011 was based on prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while the NPRs use, in addition to the broader range of predetermined risk weights and asset classes, an investment grade standard. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.
(e)	Calculated on an Advanced Approaches basis, as amended by Basel III.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our estimated capital ratios and our operational excellence initiatives, including targeted savings by the end of 2012. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Oct. 17, 2012, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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